As filed with the Securities and Exchange Commission on June 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KAMADA LTD.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Holzman Street

Weizmann Science Park

P.O Box 4081

Rehovot 7670402

Israel

(Address of Principal Executive Offices) (Zip Code)

Kamada Ltd. 2011 Israeli Share Award Plan

(formerly known as the Kamada Ltd. 2011 Israeli Share Option Plan)

Kamada Ltd. 2011 Israeli Share Award Plan Appendix – U.S. Taxpayer

(Full title of the plan)

Puglisi & Associates
850 Library Avenue, Suite 204
P.O. Box 885, Newark, Delaware 19715
(302) 738-6680

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Jaclyn Liu, Esq. Morrison & Foerster LLP 425 Market Street San Francisco, CA 94105 (415) 268-7000	Raz Tepper, Adv. Sharon Rosen, Adv. Fischer Behar Chen Well Orion & Co. 3 Daniel Frisch St. Tel-Aviv 6473104, Israel +972 3 6944111

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Kamada Ltd. (the “Registrant”) is filing this Registration Statement on Form S-8 for the purpose of registering an additional 1,400,000 ordinary shares, par value NIS 1.00 per share, of the Registrant (the “Ordinary Shares”) issuable to eligible persons under the Registrant’s 2011 Israeli Share Award Plan (formerly known as the 2011 Israeli Share Option Plan) and its U.S. Tax Payer Appendix adopted by the Registrant’s Board of Directors on February 28, 2022, which Ordinary Shares are in addition to the (i) 1,043,633 Ordinary Shares registered on the Registrant’s Form S-8 filed on December 9, 2013 (File No. 333-192720); (ii) 500,000 Ordinary Shares registered on the Registrant’s Form S-8 filed on November 10, 2015 (File No. 333-207933); (iii) 200,000 Ordinary Shares registered on the Registrant’s Form S-8 filed on February 9, 2017 (File No. 333-215983); (iv) 760,000 Ordinary Shares registered on the Registrant’s Form S-8 filed on February 6, 2018 (File No. 333-222891); and (v) 700,000 Ordinary Shares registered on the Registrant’s Form S-8 filed on August 14, 2019 (File No. 333-233267) (all such prior Forms S-8s, collectively, the “Prior Form S-8s”).

In accordance with General Instruction E of Form S-8, the contents of the Prior Form S-8s are incorporated herein by reference, including all exhibits filed therewith or incorporated therein by reference, and the information required by Part II is omitted, except as supplemented by the information set forth below.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I is not filed as part of this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The Registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	The Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 15, 2022;

(b)	The Registrant’s Reports of Foreign Private Issuer on Form 6-K furnished to the Commission on March 3, 2022, March 14, 2022, March 15, 2022 (three reports), April 26, 2022, May 11, 2022, May 17, 2022 (two reports) and June 15, 2022.

(c)	The description of the Registrant’s ordinary shares contained in the Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Commission on March 15, 2022, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, and certain Reports of Foreign Private Issuer on Form 6-K furnished to the Commission subsequent to the date hereof, to the extent that such Reports indicate that information therein is incorporated by reference into this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

The exhibits listed on the exhibit index at the end of this Registration Statement are included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Rehovot, Israel on June 28, 2022.

KAMADA LTD.

By:	/s/ Amir London
	Name:	Amir London
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Amir London and Chaime Orlev and each of them severally, his true and lawful attorney-in-fact, and agent each with power to act with or without the other, and with full power of substitution and resubstitution, to execute in the name of such person, in his capacity as a director or officer of Kamada Ltd., any and all amendments to this Registration Statement on Form S-8 and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on June 28, 2022, by the following persons in the capacities indicated.

Signature	Title

/s/ Amir London	Chief Executive Officer (Principal Executive Officer)
Amir London

/s/ Chaime Orlev	Chief Financial Officer (Principal Financial and Accounting Officer)
Chaime Orlev

/s/ Lilach Asher-Topilsky	Chairman
Lilach Asher-Topilsky

/s/ Leon Recanati	Director
Leon Recanati

/s/ Lilach Payorski	Director
Lilach Payorski

/s/ Amiram Boehm	Director
Amiram Boehm

/s/ Ishay Davidi	Director
Ishay Davidi

/s/ Karnit Goldwasser	Director
Karnit Goldwasser

/s/ Jonathan Hahn	Director
Jonathan Hahn

/s/ Ari Shamiss	Director
Ari Shamiss

/s/ David Tsur	Director
David Tsur

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on June 28, 2022.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

INDEX TO EXHIBITS

Item	Exhibit
4.1	Amended Articles of Association of the Registrant (incorporated by reference to Appendix A2 to the Proxy Statement for the 2016 Annual General Meeting of Shareholders, filed as Exhibit 99.1 to Form 6-K filed with the Securities and Exchange Commission on July 26, 2016).
4.2	Memorandum of Association of the Registrant, as currently in effect (as translated from Hebrew) (incorporated by reference to Exhibit 3.2 of the Registration Statement on Form F-1 filed with the Securities and Exchange Commission on May 15, 2013).
5.1*	Opinion of FISCHER (FBC & Co.) as to the legality of the Ordinary Shares being registered
23.1*	Consent of Kost Forer Gabbay & Kasierer, Certified Public Accountants, a member of Ernst & Young Global, an independent registered public accounting firm
23.2*	Consent of FISCHER (FBC & Co.) (included in Exhibit 5.1)
24.1*	Powers of Attorney (included on the signature pages to this Registration Statement).
99.1	Kamada Ltd. 2011 Israeli Share Award Plan (incorporated by reference to Exhibit 4.25 of the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 15, 2022)
99.2	Kamada Ltd. 2011 Israeli Share Award Plan Appendix – U.S. Taxpayer (incorporated by reference to Exhibit 4.26 of the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2021, filed with the Securities and Exchange Commission on March 15, 2022)
107*	Filing Fee Table

*	Filed herewith